Exhibit 99.1

TO:                                         Executive Officers and Directors of Navistar International Corporation

DATE:                                    October 5, 2007

RE:                                         Notice of the Imposition of a Blackout Period Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”)

You are receiving this notice as required under Section 306(a) of Sarbanes-Oxley and Regulation BTR to inform you of a temporary pension fund blackout period under each of the following 401(k) Plans: (1) International Truck and Engine Corporation 401(k) Retirement Savings Plan; (2) International Truck and Engine Corporation Retirement Accumulation Plan; (3) International Truck and Engine Corporation 401(k) Plan for Represented Employees; and (4) IC Corporation 401(k) Plan (collectively, the “401(k) Plans” and each a “401(k) Plan”).  The facts giving rise to this black-out period are as follows:  On December 14, 2006, Navistar International Corporation (“Navistar”) appointed Fiduciary Counselors, Inc. as the independent fiduciary of the Navistar Stock Fund under each of the 401(k) Plans.  This action was taken to ensure that decisions regarding the availability of Navistar common stock as an investment option under each 401(k) Plan are made by a fiduciary with no ties to Navistar.

Fiduciary Counselors recently informed Navistar that, as a result of the uncertainty caused by the absence of audited financial statements, it has determined that the Navistar common stock investment option in each 401(k) Plan will be closed to new purchases effective October 3, 2007 and until further notice, and that once Navistar issues up-to-date audited financial statements, Fiduciary Counselors will review its decision and determine whether participants and beneficiaries in the 401(k) Plans should once again have the opportunity to purchase Navistar common stock through the 401(k) Plans.  This determination by Fiduciary Counselors has triggered a temporary pension fund blackout period under Section 306(a) of Sarbanes-Oxley and Regulation BTR.  In its letter to 401(k) Plan participants and beneficiaries, Fiduciary Counselors stated that it will notify participants and beneficiaries in advance if Navistar common stock is going to be offered again as an investment option under the 401(k) Plans, and at such time we will notify you of the termination of this black-out period.  Participants and beneficiaries are still able to reallocate assets in their 401(k) Plan accounts from Navistar’s common stock fund into the other investment options offered under their 401(k) Plans.  Additionally, any new contributions to the 401(k) Plans that would otherwise have been invested in Navistar’s common stock fund are being automatically invested in the JP Morgan Stable Value Fund investment option unless a participant or beneficiary should elect otherwise.

Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of Navistar be prohibited from trading in all Navistar equity securities acquired by them in connection with their service and/or employment with Navistar in such capacities (“Service Securities”). As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. To determine whether an exception applies to a transaction by you in Service Securities, you should contact Steven K. Covey, Navistar’s Senior Vice President and General Counsel at (630) 753-2502, 4201 Winfield Road, Warrenville, IL 60555. You may also contact him via email at Steven.Covey@NAV-INTERNATIONAL .com.

Please note that while only your Service Securities will be affected by this blackout period, your ability to acquire, dispose of, or transfer any of Navistar equity securities that do not qualify as Service Securities, is subject to Navistar’s insider trading policy. Therefore, prior to effecting any acquisition, disposition or transfer of Navistar’s equity securities, you should confirm with Navistar Legal Department that such transaction is permissible.

If you have any questions concerning this notice, you should contact Steven K. Covey of Navistar’s Legal Department.

NAVISTAR INTERNATIONAL CORPORATION

By:                 /s/ Steven K. Covey
Name:            Steven K. Covey
Title:              Senior Vice President and General Counsel

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